UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.

Purple Innovation, Inc. (the “Company”) announced previously that the Company had received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the staff of Nasdaq (the “Staff”) had determined that the Company had not demonstrated that it meets the minimum 400 round lot holder requirement for initial listing of its warrants set forth in Nasdaq Listing Rule 5515(a)(4) following the completion of the Company’s business combination on February 2, 2018. The Company appealed the Staff’s determination by submitting a timely request for a hearing, and on May 10, 2018 the Company presented at the hearing its request for an extension of time to come into compliance with the round lot holder requirement with respect to the warrants.

On May 17, 2018, the Company received a letter from the Nasdaq Hearings Panel (the “Panel”) informing the Company that the Panel granted the Company’s request to continue its listing of its warrants on the Nasdaq Stock Market, subject to certain conditions. First, on or before June 15, 2018, the Company must provide the Panel an update on the number of warrant holders, and if the Company does not at that time have 400 round lot holders, the Company must continue to provide updates to the Panel on the 15th of each month thereafter. Second, on or before September 15, 2018, the Company must demonstrate that it has a minimum of 400 round lot warrant holders. If the Company fails to demonstrate compliance by that date, the Panel will issue a final delist determination and the Company will be suspended from trading on Nasdaq.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2018	PURPLE INNOVATION, INC.

	By:	/s/ Mark A. Watkins
Mark A. Watkins
Chief Financial Officer

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